Exhibit 99.1

Lucid Diagnostics Provides Business Update and Reports First Quarter 2026 Financial Results

Processed 3,177 EsoGuard® tests and recognized 1Q26 revenue of $1.3 million, ending quarter with $45 million in proforma cash and a runway that extends into 2027 and past upcoming reimbursement milestones

Conference call and webcast to be held today, May 14, at 8:30 AM EDT

NEW YORK, May 14, 2026 - Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid” or the “Company”) a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM) (“PAVmed”), today provided a business update for the Company and reported financial results for the first quarter ended March 31, 2026.

Conference Call and Webcast

The webcast will take place on Thursday, May 14, 2026, at 8:30 AM and will be accessible in the investor relations section of the Company’s website at luciddx.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “Lucid Diagnostics Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at luciddx.com.

Business Highlights

“Securing Medicare coverage remains our most important pending milestone, and our confidence in a positive outcome has not wavered,” said Lishan Aklog, M.D., Lucid’s Chairman and Chief Executive Officer. “We continue to build commercial momentum for EsoGuard by generating consistent demand, progressing our Medicare and VA targeting efforts, and expanding engagement with health systems and commercial payors. Together with our strengthened balance sheet, these initiatives have us well-positioned to convert EsoGuard demand to revenue and further accelerate commercialization as Medicare and other key reimbursement milestones are achieved.”

Highlights from the first quarter and recent weeks:

●	Processed 3,177 EsoGuard® Esophageal DNA Tests in 1Q26.
●	Recognized $1.3 million in EsoGuard revenue for 1Q26.
●	Strengthened balance sheet with underwritten public offering of common stock, netting approximately $17 million in proceeds; ended 1Q26 with $45 million in proforma cash, extending runway into 2027.
●	Strong presence at Digestive Disease Week (DDW), which included multiple EsoGuard abstracts, extensive engagement with the gastroenterology community, and a preview of a major upcoming clinical practice guideline update recommending EsoGuard and EsoCheck® as the only non-endoscopic test with high certainty of evidence.

Financial Results

●	For the three months ended March 31, 2026, EsoGuard related revenues were $1.3 million. Operating expenses were approximately $13.4 million, which included stock-based compensation expenses of $1.4 million. GAAP net loss attributable to common stockholders was approximately $23.6 million, inclusive of a deemed Preferred Stock dividend of $9.7 million or $(0.17) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss for the three months ended March 31, 2026 was approximately $10.5 million or $(0.07) per common share.

●	Lucid had cash and cash equivalents of $27.9 million as of March 31, 2026, compared to $34.7 million as of December 31, 2025.

●	The unaudited financial results for the three months ended March 31, 2026, were filed with the SEC on Form 10-Q on May 13, 2026, and available at www.luciddx.com or www.sec.gov.

Lucid Non-GAAP Measures

●	To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA), and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense and other non-cash income and expenses, if any. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment, and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months ended March 31, 2026, and 2025 are as follows:

(in thousands except per-share amounts)	For the three months ended March 31,
	2026	2025

Revenue	$1,256	$828

Operating expenses	13,370	13,315
Other (Income) expense, net	1,795	14,421
Net Loss	(13,909)	(26,908)
Net income (loss) per common share, basic and diluted	$(0.17)	$(0.52)
Net loss attributable to common stockholders	(23,628)	(36,018)
Preferred Stock dividends	9,719	9,110
Net income (loss) as reported	(13,909)	(26,908)
Adjustments:
Depreciation and amortization expense[1]	222	221
Interest expense, net[2]	(64)	(57)
EBITDA	(13,751)	(26,744)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	1,411	1,030
Operating expenses issued in stock[1]	29	74
Change in FV convertible debt[2]	1,859	14,478
Non-GAAP adjusted (loss)	$(10,452)	$(11,162)
Basic and Diluted shares outstanding	140,097	68,796
Non-GAAP adjusted (loss) income per share	$(0.07)	$(0.16)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

(in thousands except per-share amounts)	For the three months ended March 31,
	2026	2025
Cost of revenues	$1,625	$1,551
Stock-based compensation expense[3]	(114)	(71)
Net cost of revenues	1,511	1,480

Amortization of intangible assets	105	105

Sales and marketing	5,002	4,069
Stock-based compensation expense[3]	(255)	(239)
Net sales and marketing	4,747	3,830

General and administrative	5,432	6,162
Depreciation expense	(117)	(116)
Operating expenses issued in stock	(29)	(74)
Stock-based compensation expense[3]	(907)	(601)
Net general and administrative	4,379	5,371

Research and development	1,206	1,428
Stock-based compensation expense[3]	(135)	(119)
Net research and development	1,071	1,309

Total operating expenses	13,370	13,315
Depreciation and amortization expense	(222)	(221)
Operating expenses issued in stock	(29)	(74)
Stock-based compensation expense[3]	(1,411)	(1,030)
Net operating expenses	$11,708	$11,990

About Lucid Diagnostics

Lucid Diagnostics Inc. is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. Lucid is focused on the millions of patients with GERD, also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device - the first and only commercially available tools designed with the goal of preventing esophageal cancer and cancer deaths through widespread, early detection of esophageal precancer in at-risk patients.

For more information, please visit luciddx.com and for more information about its parent company PAVmed, please visit pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid Diagnostics’ clinical and preclinical studies; whether and when Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of Lucid Diagnostics’ products once cleared and commercialized; Lucid Diagnostics’ ability to raise additional funding as needed; and other competitive developments. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

Vice President, Investor Relations

PAVmed and Lucid Diagnostics
mjr@pavmed.com